Exhibit 99.1

Gulf Island Announces

Planned Retirement of Chairman and Further Reduction in Board Size

HOUSTON, March 7, 2022 (GLOBE NEWSWIRE) – Gulf Island Fabrication, Inc. (“Gulf Island” or the “Company”) (NASDAQ: GIFI), a leading steel fabricator and service provider to the industrial and energy sectors, today announced that its Chairman of the Board of Directors (the “Board”), Michael A. Flick, will retire effective upon the expiration of his current director term in connection with the Company’s 2022 annual meeting of shareholders (the “2022 annual meeting”). With Mr. Flick’s retirement in connection with the 2022 annual meeting, the Board will be reduced to six members.

Mr. Flick has served as a director of the Company for 15 years and as Chairman of the Board since 2020. He also has served, at various times, as a member of the Audit Committee, member and Chairman of the Compensation Committee, and member and Chairman of the Corporate Governance & Nominating Committee.

The Board unanimously elected William E. Chiles as Chairman of the Board to succeed Mr. Flick following the 2022 annual meeting. Mr. Chiles has been a Board member since 2014 and is currently the chairman of its Compensation Committee and a member of the Audit Committee.

“On behalf of the Board, I would like to thank Mike for his tireless commitment to the Company. Mike’s outstanding leadership, business acumen and guidance have been invaluable to Gulf Island and we have benefited from his service to the Company and our stakeholders,” said Richard Heo, Gulf Island’s President and CEO. “Mike has played a pivotal role in our strategic transformation and we wish him the very best in the years ahead.”

“It has been an honor to serve on the Board of Gulf Island as both a director and as chairman. I am very proud to have been part of the Company’s history and recent strategic transformation,” said Mr. Flick. “I am also thankful for the experience of serving with my fellow Board members, whom I greatly admire and respect. My time with Gulf Island has been extremely fulfilling, and I have the utmost confidence that Richard, Bill, the Board and the Company’s leadership team, will lead Gulf Island to great things in the years ahead.”

ABOUT GULF ISLAND

Gulf Island is a leading fabricator of complex steel structures and modules and provider of specialty services, including project management, hookup, commissioning, repair, maintenance, scaffolding, coatings, civil construction and staffing services to the industrial and energy sectors. The Company’s customers include U.S. and, to a lesser extent, international energy producers; refining, petrochemical, LNG, industrial and power operators; and EPC companies. The Company is headquartered in Houston, Texas and its primary operating facilities are located in Houma, Louisiana.

CAUTIONARY STATEMENTS

This Release contains forward-looking statements in which the Company discusses its potential future performance. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to timing of wind down of our Shipyard Division operations, diversification and entry into new end markets, improvement of risk profile, industry outlook, oil and gas prices, timing of investment decisions and new project awards, operating cash flows, capital expenditures, liquidity and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

The Company cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause its actual results to differ materially from those anticipated in the forward-looking statements include: the final assessment of damage to its Houma facilities and infrastructure challenges in the Houma area following Hurricane Ida and the related recovery of any insurance proceeds; the duration and scope of, and uncertainties associated with, the ongoing global pandemic caused by COVID-19 (including new and emerging strains and variants) and the corresponding volatility in oil prices and the impact thereof on its business; its ability to secure new project awards, including fabrication projects for refining, petrochemical, LNG, industrial and sustainable energy end markets; the Company’s ability to improve project execution; its inability to realize the expected financial benefits of the Shipyard Transaction; the cyclical nature of the oil and gas industry; competition; consolidation of its customers; timing and award of new contracts; reliance on significant customers; financial ability and credit worthiness of its customers; nature of its contract terms; competitive pricing and cost overruns on its projects; adjustments to previously reported profits or losses under the percentage-of-completion method; weather conditions; changes in contract estimates; suspension or termination of projects; its ability to raise additional capital; its ability to amend or obtain new debt financing or credit facilities on favorable terms; its ability to generate sufficient cash flow; its ability to sell certain assets; any future asset impairments; utilization of facilities or closure or consolidation of facilities; customer or subcontractor disputes; its ability to resolve the dispute with a customer relating to the purported terminations of contracts to build two MPSVs and the dispute with a customer related to contracts to build two forty-vehicle ferries; operating dangers and limits on insurance coverage; barriers to entry into new lines of business; its ability to employ skilled workers; loss of key personnel; performance of subcontractors and dependence on suppliers; changes in trade policies of the U.S. and other countries; compliance with regulatory and environmental laws; lack of navigability of canals and rivers; systems and information technology interruption or failure and data security breaches; performance of partners in any future joint ventures and other strategic alliances; shareholder activism; focus on environmental, social and governance factors by institutional investors and regulators; and other factors described under “Risk Factors” in Part 1, Item 1A of the Company’s 2020 Annual Report as updated under “Risk Factors” in Part II, Item 1A of our quarterly report on Form 10-Q for the quarter ended March 31, 2021, and as may be further updated by subsequent filings with the SEC.

Additional factors or risks that the Company currently deems immaterial, that are not presently known to the Company or that arise in the future could also cause the Company’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which the Company’s forward-looking statements are based are likely to change after the date the forward-looking statements are made, which it cannot control. Further, the Company may make changes to its business plans that could affect its results. The Company cautions investors that it undertakes no obligation to publicly update or revise any forward-looking statements, which speak only as of the date made, for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, and notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes

COMPANY INFORMATION

Richard W. Heo	Westley S. Stockton
Chief Executive Officer	Chief Financial Officer
713.714.6100	713.714.6100